Exhibit 10.9

Translated From Japanese

                         Full Amount Guarantor Agreement

A and Mizuho Bank KK (hereinafter referred to as B) enter into the agreement, which A shall issue corporate bonds called Main Item No.3 (hereinafter referred to as the Corporate Bonds) on the date (Main Item No.7) to accredited institutions, who has an expert knowledge and experience regarding an investment for negotiable securities and approved by Cabinet Office Ordinance, hereinafter referred to as accredited institutions). It is based on an issuing resolutions enforced on the date (Main item No2).

Article 1

A shall issue corporate bonds based on conditions of corporate bonds on the date (Main Item No.7), and B shall be guarantor for a full amount.

Article 2

B shall not assign the Corporate Bonds to any other people except accredited institutions. (hereinafter referred to as assignment limits).

In case B assigns the Corporate Bonds to accredited institutions, B does not file with any in the rule Article 4 No. 1 on Securities Exchange Act. Also B shall give the notice about assignment limits regarding Corporate Bonds.

Article 3

A shall pay the commission indicated Main Item No.3 to B.

A shall pay consumption tax for the commission above.

Article 4

B shall pay the amount of redemption deducted from total issuing into main branch in Mizuho Bank KK.

Article 5

B shall provide the notice of bank account below for transferring the Corporate Bonds, which is provided by Article 84 No.3 in a law regarding transferring of corporate bonds.

A shall provide a notice about it to Japan Securities Depository Center Inc.

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Article 6

The rule will be followed in Corporate Bonds Conditions except being provided in the Certification.

Indication of B's bank account

1. Bank name:     Asset Management Service Trust Bank KK

2. Subscriber:    Name: Mizuho Bank KK
                  Address: 1-1-5 Uchi Saiwai Cho, Chiyoda-ku, Tokyo

3. Account type:  Self

4. Bond account number:  2280102

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